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                                                               EXHIBIT 99(a)(3)

                                             AETNA REAL ESTATE ASSOCIATES, L.P.

                                 AGREEMENT OF SALE

The undersigned Recognized Owner of Units, as such term is defined in the Partnership's Limited Partnership Agreement ("Recognized Owner"), and/or Assignee Holder or Unit Holder (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Oak Investors, LLC, a Delaware limited liability company ("Oak" or the "Purchaser"), all of the Seller's right, title and interest in Units (as defined below) in Aetna Real Estate Associates, L.P. (the "Partnership") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer dated August 11,1998 (the "Offer") for a purchase price of $12.50 per Unit, less the amount of any distributions declared or paid from any source by the Partnership with respect to the Units after July 31, 1998 without regard to the record date or whether such distributions are classified as a return on, or a return of, capital. "Unit" shall have the meaning as the term "Unit" is defined in the Partnership's Limited Partnership Agreement ("Partnership Agreement") and included in the definition of "Units" are any and all rights associated with Seller's Unit, including, without limitation, all of Seller's rights to claims, damages, recoveries, and causes of action accruing to the benefit of Seller with respect to Seller's purchase and/or ownership of the Units, including any and all rights of such Seller in any proceeds from the settlement after July 31, 1998, of any class action lawsuit by the Recognized Owners of Units (as defined in the Partnership Agreement) of the Partnership, which lawsuit relates to the Partnership or its General Partner. The Partnership disclosed in its Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 1997 ("1997 10-K") that "two purported class action lawsuits were filed in the Chancery Court of Delaware in New Castle County, entitled Bobbitt v. Aetna Real Estate Associates, L.P., et al. and Estes v. Aetna Real Estate Associates, L.P., et
al."   See Section 10 of the Offer to Purchase - Certain Information
Concerning the Business of the Partnership and Related Matters. Purchaser will pay for the Units within 5 business days after Purchaser has received written confirmation from the Company that Oak has become a Recognized Owner of Record on the books and records of the Partnership with respect to the Units being sold by Seller.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Units and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Units, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Units.

Such Sale shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Units under the Partnership Agreement. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Units.

Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Units with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the General Partners of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Seller as a Recognized Owner of Units of the Partnership, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units, (iii) deliver the Units and transfer ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the Partnership's General Partners, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after July 31, 1998, which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and
(vi) receive all benefits and distributions and amend the books and records of the Partnership, including Seller's address and record, to direct distributions to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial owner of the Units. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

SELLER DOES HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNERS IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT OF SALE (i) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE THE SELLER'S ADDRESS OF RECORD TO OAK INVESTORS, LLC, C/O ARLEN CAPITAL, 1650 HOTEL CIRCLE NORTH, SUITE 200, SAN DIEGO, CALIFORNIA 92108, AND (ii) TO FORWARD ALL DISTRIBUTIONS AND ALL OTHER INFORMATION TO BE RECEIVED BY SELLER TO OAK INVESTORS, LLC TO THE ADDRESS SET FORTH IN (i) ABOVE.

Seller and Purchaser do hereby release and discharge the General Partners and their affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller or Purchaser have, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Partnership and the General Partners and their affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Units. Oak reserves the right to amend or extend the offer at any time without further notice to the Recognized Owners.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

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                                             AETNA REAL ESTATE ASSOCIATES, L.P.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury. The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Units set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Units to the Purchaser.

By executing this Agreement the Seller hereby acknowledges to the General Partners that the Seller desires to withdraw as a Recognized Owner as to the Units referenced herein and hereby directs the General Partners to take all such actions as are necessary to accomplish such withdrawal, and appoints the General Partners the agent and attorney-in-fact of the Recognized Owner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Recognized Owner.

   *** PLEASE REFER TO THE ENCLOSED INSTRUCTION SHEET BEFORE COMPLETING THIS
                                   DOCUMENT***

IN WITNESS WHEREOF the Recognized Owner has executed, or caused its Authorized Signatory to execute, this Agreement.

Print Name of Recognized Owner (as it appears on the investment)
__________________________________________________________________


Print Name and Capacity of Authorized Signatory (if other than above)
__________________________________________________________________

________________________________          ______________________________
Seller's Signature                        Joint Seller's Signature
MEDALLION GUARANTEE                       MEDALLION GUARANTEE
(Medallion Guarantee for EACH             (Medallion Guarantee for EACH
Seller's signature)                       Seller's signature)



----------------------------------     Investor (Seller) I.D. Number

----------------------------------     Home Telephone Number

----------------------------------     Office Telephone Number

----------------------------------     Mailing Address

----------------------------------     City, State, Zip Code

----------------------------------     State of Residence

----------------------------------     Social Security/Tax ID No.

----------------------------------     Date
     $12.50
----------------------------------     Sales Price per Unit

                  _________   Number of Units to be sold
                              OR
                    / /       Check here if you wish to sell ALL your units

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   ------- FOR INTERNAL USE ONLY -------

ACCEPTED:
---------
OAK INVESTORS, LLC
By: Its Manager, Arlen Capital, LLC


By:____________________________________

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YOU MUST MAIL EXECUTED ORIGINAL TO PURCHASER:
Oak Investors, LLC
1650 Hotel Circle North, Suite 200
San Diego, California 92108

        PLEASE BE SURE YOU HAVE INCLUDED YOUR ORIGINAL CERTIFICATE OF LIMITED
         PARTNERSHIP EXECUTED IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

     Please call us at (800) 891-4105 if you have any questions regarding the sale of your Units.

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                              INSTRUCTIONS TO COMPLETE
                                AGREEMENT OF SALE

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                 ALL SELLERS PLEASE PROVIDE THE FOLLOWING:

     1. Complete ALL requested information and sign the Agreement of Sale ("Agreement").

     2. Have ALL signatures on the Agreement MEDALLION GUARANTEED. A medallion guarantee can be obtained at most banks or through your broker. Please be advised, a medallion guarantee is not a notary.

     3. Please provide your original AETNA CERTIFICATE OF LIMITED PARTNERSHIP. Complete the back portion of the certificate and have each signature MEDALLION GUARANTEED. If you do not have your certificate, please send a signed and dated letter indicating that you no longer have it.

     4. Return the Agreement and certificate in the enclosed envelope or via overnight mail.

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IN ADDITION TO THE ABOVE REQUESTED INFORMATION, PLEASE PROVIDE ALL APPLICABLE
DOCUMENTATION AS FOLLOWS:

JOINT TENANTS:

Please have ALL owners of record sign the Agreement and have a separate medallion guarantee affixed for EACH signature. If a party is deceased, please enclose a CERTIFIED DEATH CERTIFICATE.

TENANTS IN COMMON OR COMMUNITY PROPERTY:

Please have ALL owners of record sign the Agreement and have a separate medallion guarantee affixed for EACH signature. If a party is deceased, see requirements for "Death of Sole Owner."

DEATH OF SOLE OWNER:

1. Executor(s) or Administrator(s) must sign the Agreement and obtain a medallion guarantee.

2.  PLEASE ALSO PROVIDE THE FOLLOWING:
               *Certified Death Certificate
               *Certified Letters of Testamentary or Administration Dated Within
                 SIX MONTHS
               *Affidavit of Domicile with medallion guarantee
               *Inheritance Tax Waiver, if required in your state

IRA/KEOGH:

1.  Beneficial owner must sign the Agreement and obtain a medallion guarantee.

2. Please provide COMPANY NAME OF CUSTODIAN and ACCOUNT NUMBER OF IRA. This information will be used solely to obtain the necessary signature and medallion guarantee from your custodian and will help ensure proper deposit of your proceeds.

TRUST, PROFIT SHARING PLAN OR PENSION PLAN:

Attach title page, signature page and any successor trustee page or amendment showing authorized signatory. Please print or type the words "I hereby certify that this is a true copy of the original and is still in full force and effect" on the signature page, sign, date and have a medallion guarantee affixed.

CORPORATION:

A Corporate Resolution listing the name of the officer signing the Agreement and dated within six months with a medallion guarantee AND Corporate Seal. If no Corporate Seal is available, please type the words "We do not have a Corporate Seal" on the Resolution.